Mount Tam Biotechnologies Announces Appointment of New Member to the Board of Directors

NOVATO, CA - (June 28, 2018) - Mount Tam Biotechnologies, Inc. ("Mount Tam" or the “Company”) (OTC PINK: MNTM), a company focused on the discovery and development of novel mTOR inhibitors, is pleased to announce that James Farrell has joined its Board of Directors.

James (Jim) Farrell is a successful strategist, innovator, entrepreneur and investor across a number  of fields from bio-pharma to medical equipment to ground breaking food and energy innovations.   Jim is a Cornell University Bio-Agricultural Engineer (B.S. and M.Eng.) by training as well as a  Harvard MBA. Jim spent a number of years at McKinsey & Company as a Senior Engagement  Manager focused on Strategy Development and Implementation. Jim has owned and participated in multiple businesses from the spark of an idea through company sale, with first-hand experience in all company stages from start-up to rapid growth to positioning for and executing liquidity events. The foundation of Jim’s success is his team-building nature coupled with a strong strategic perspective and a steady focus on the excellence in execution required to accelerate an enterprise forward.

“We are very pleased to have Jim join our board and look forward to his contributions,” said Richard Marshak, Mount Tam CEO. “Jim is a seasoned leader and entrepreneur and his experience will be of great benefit to our company.”

About Mount Tam Biotechnologies, Inc.

Mount Tam Biotechnologies was established to develop, optimize and bring to market novel pharmaceutical products to improve the health and well-being of patients suffering from a range of serious disease states where there is significant unmet need. Mount Tam is focused on the discovery and development of novel mTOR inhibitors, with specific emphasis on developing compounds with unique mTORC1:mTORC2 inhibitory profiles. Mount Tam believes it has an industry leadership position in developing therapeutic products which address aberrations in the mTOR pathway, and is confident that both TAM-01 and TAM-03 are significantly differentiated from currently marketed rapalogs and have the potential to bring significant benefits to patients.

Mount Tam has partnered with the world-renowned Buck Institute for Research on Aging through a worldwide exclusive licensing and collaboration agreement. The licensed assets are highly target- specific polyketides. Mount Tam is advancing its lead asset, TAM-01, toward an Investigational New Drug (IND) application with the FDA and has largely completed non-GLP pre-clinical development. The lead indication for TAM-01 is expected to be the treatment of SLE. Mount Tam is also advancing follow-on compounds through the discovery process and is looking at a broad range of disease areas where novel mTOR inhibitors have been shown to have the potential to address unmet need.

For more information visit www.MountTamBiotech.com

Forward-Looking Statements:

The information disclosed in this press release is made as of the date hereof and reflects Mount

Tam’s most current assessment of its historical position and financial performance. Actual results may differ from those contained herein due to factors outside of the control of Mount Tam. Additionally, this press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections.

These forward-looking statements  are not  guarantees  of future  performance  and  are subject  to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors Mount Tam identifies from time to time in its filings with the SEC. Forward-looking statements are identified by wording such as "scheduled (future sense)", "intend(s)", "plan(s)", "expect(s)", "believe(s)", "will", "estimate(s)", "anticipate(s)", "expect(s)", "may", "would", "could" or "should" or, in each case, the negative thereof, other variations thereon, or comparable terminology that implies anticipated future performance, timing of an IND application, or the results of any such application. Although Mount Tam believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward- looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Mount Tam disclaims any intention or obligation to update the forward-looking statements for subsequent events.

Company Contact: Jim Stapleton

Chief Financial Officer jim@mounttambiotech.com

Phone: 425-214-4079